Exhibit 10.29(a)

[LOGO]

Wednesday, December 18, 2002

Mr. Joe Krivulka

President

Reliant Pharmaceuticals, LLC

110 Allen Road

Liberty Corner, NJ 07938, USA

Dear Mr. Krivulka:

Upon acceptance by Reliant Pharmaceuticals, LLC, (“Reliant”), this letter will constitute an amendment of the “Development, License and Supply Agreement”, dated May 7, 2001, between Ethypharm and Reliant. The parties agree as follows:

1.	Reimbursement of Expenses: Reliant shall reimburse Ethypharm for the expenses incurred for transferring manufacturing technology to the facility of Elite Pharmaceuticals, North Vale, New Jersey, in order to manufacture two technical and one clinical cGMP batch of Ethypharm’s fenofibrate formulation during the year 2002. Such expenses, totaling $462,050.55, shall be invoiced to Reliant by a single separate and itemized invoice by December 18, 2002 and be payable to Ethypharm by December 19, 2002.

2.	Credit to Reliant: By December 18, 2002, Ethypharm will provide Reliant with a credit note of $280,000 against Ethypharm’s invoice # 2002 09 0051, dated September 27, 2002.

3.	Amendment to Paragraph 4.2[b]: The first sentence of paragraph 4.2[b] is hereby amended by deleting $[***] in the first sentence and substituting $[***] in lieu thereof. Paragraph 4.2[b][i] is hereby amended by deleting $[***] in the first sentence and substituting $[***] in lieu thereof.

4.	Miscellaneous: Except as expressly provided herein, all terms contained in the License Agreement shall remain in full force in effect.

If this letter accurately sets forth our agreement, please execute a copy of this letter and return it to me.

Sincerely,

Gerard Leduc Chief Operation Officer Ethypharm S.A.

Accepted by Reliant Pharmaceuticals, LLC:

Name:
Title:

[***]:	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.